UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2005
Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308	74-1335253

(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 329-6800

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment of Supplemental Executive Retirement Plan

The Company has a Supplemental Executive Retirement Plan (“SERP”) designed to provide benefits for selected officers at normal retirement age with 25 years of service equal to 50% of their final average compensation offset by Social Security, profit sharing benefits, and deferred compensation. Some of the officers designated to participate in the plan have retired and are receiving benefits under the plan. Accrued benefits of all actively employed participants become fully vested upon termination of the plan or a change in control (as defined in the plan). The plan is unfunded, and the Company is obligated to make benefit payments solely on a current disbursement basis. None of the Named Officers is currently entitled to participate in the Supplemental Executive Retirement Plan.

On December 6, 2005, the Board of Directors voted to amend the SERP and suspend the further accrual of benefits and participation. As of August 31, 2005, the current reserve for anticipated SERP payments is $336,667.

Renewal of Master Sales Agreement

The Company obtains certain services from entities owned and controlled by Christopher J. Pappas, President and Chief Executive Officer of the Company, and Harris J. Pappas, Chief Operating Officer of the Company, pursuant to the terms of an Affiliate Services Agreement dated August 28, 2001, and then amended and restated as of July 23, 2002. The types of services periodically provided to the Company by these entities are the supply of goods and other services necessary for the operation of the Company. When the Affiliate Services Agreement was amended, a Master Sales Agreement with such entities was entered into on July 23, 2002, to more properly reflect the current relationship between the Company and those entities regarding the provisions of services and goods. Both the Amended and Restated Affiliate Services Agreement and Master Sales Agreement expire on December 31, 2005.

On December 6, 2005, the Board of Directors voted to approve the renewal of the Master Sales Agreement, with substantially similar terms as the expiring agreement. The Affiliate Service Agreement shall expire on December 31, 2005. Consistent with past practices, the Finance and Audit Committee of the Board of Directors (composed entirely of nonemployee directors) shall review on a quarterly basis all applicable amounts related to the Master Sales Agreement.

Grant of Restricted Stock

On December 6, 2005, Pursuant to the Luby’s Incentive Stock Plan, the Board of Directors approved grants of the Company’s common stock in the form of restricted stock units for Ernest Pekmezaris, the Company's Senior Vice President and Chief Financial Officer, and Peter Tropoli, the Company's Senior Vice President-Administration and General Counsel. Mr. Pekmezaris received 2,500 restricted stock units, and Mr. Tropoli received 2,400 restricted stock units. The restricted stock fully vests and becomes unrestricted on December 6, 2008. The restricted stock is valued at the closing price of the Company’s Common Stock of $12.36 per share on December 6, 2005.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.  Description
EX-10	Master Sales Agreement dated December 9, 2005, by and among Luby's, Inc., Pappas Restaurants, L.P., and Pappas Restaurants, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC.
(Registrant)

Date: December 9, 2005	By:	/s/ Christopher J. Pappas

Christopher J. Pappas
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.  Description
EX-10	Master Sales Agreement dated December 9, 2005, by and among Luby's, Inc., Pappas Restaurants, L.P., and Pappas Restaurants, Inc.